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                                                              Exhibit (8)(l)
                             SUPPLEMENT TO CUSTODY
                       AND SUB-ADMINISTRATION AGREEMENTS

                               FEBRUARY 3,  1992

         GW Sierra Trust Funds, a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts (the "Company"), hereby supplements its Custody Agreement, dated July 7, 1989, as supplemented and amended, with Boston Safe Deposit and trust Company (the "Custodian"); and Great Western Fund Administration Corporation hereby supplements its Sub-Administration Agreement, dated July 7, 1989, as supplemented, with The Boston Company Advisors, Inc., each to provide those services described in the above-mentioned agreements to the GW Short Term Global Government Fund (the "New Portfolio"). Fees to be paid to the Custodian and Sub-Administrator will be assessed and paid out in accordance with the effective fee letter among all such parties.

         Limitation of Liability. This supplement has been executed on behalf of the Company by the undersigned officer of the Company in his or her capacity as an officer of the Company. The obligations of this supplement shall be binding only upon the assets and property of the New Portfolio affected and not upon the assets and property of any other portfolio of the Company and shall not be binding upon any Trustee of the Company, officer of the Company or shareholder of the New Portfolio and/or the Company individually.

         IN WITNESSETH WHEREOF, the parties hereto have caused this Supplement to be executed by their officers designated below as of the 3rd day of February, 1992.

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
                                                   GREAT WESTERN FUND
GW SIERRA TRUST FUNDS                              ADMINISTRATION CORPORATION

By: /s/ F. Brian Cerini                            By: /s/ Tai-Chin Tung
   ---------------------------------------             ---------------------------------
   Authorized Signature                                Authorized Signature

BOSTON SAFE DEPOSIT                                THE BOSTON COMPANY
AND TRUST COMPANY                                  ADVISORS, INC.

By: /s/ Kevin E. Connolly                          By: /s/ Peter Meenan
    --------------------------------------             ---------------------------------
    Authorized Signature                               Authorized Signature
    Kevin E. Connolly
    Vice President
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